EXHIBIT 99.1

THE EASTERN COMPANY REPORTS SECOND QUARTER 2023 RESULTS

•	New leadership team executing on its operational transformation program with results beginning to materialize.

•	Cash flow from operations for the six months ended July 1, 2023 increased by $16 million as compared to the same period in 2022.

•	Secured $60 million term loan, $30 million revolver, and $75 million accordion for future acquisitions.

•	Declared quarterly cash dividend of eleven cents ($0.11) per share to common shareholders, representing the Company’s 332nd consecutive quarterly dividend.

SHELTON, CT – August 8, 2023 - The Eastern Company (“Eastern”) (NASDAQ:EML), an industrial manufacturer of unique engineered solutions serving commercial transportation, logistics, and other industrial markets, today announced the results of operations for the second fiscal quarter ended July 1, 2023.

President and CEO Mark Hernandez commented, “Our four-pronged strategy – based on disciplined operations, optimum capital utilization, focused commercial business, and value-adding acquisitions – continues to be the foundation for all our actions. In May 2023, we announced plans to close Associated Toolmakers, Ltd., our European mold tooling service facility, which did not align with our goal of focused commercial operations and restoring consistent profitability and recorded $1.4 million in costs associated with exiting that business. In June 2023, we acquired certain assets of Sureflex, Inc., a manufacturer of tractor-trailer electrical connection cable assemblies, to enhance the operating performance and efficiency of our Velvac production facilities.

Mr. Hernandez continued, “During the second quarter, we continued executing the operational transformation program we began implementing when I stepped into the CEO role in January 2023. Our financial results for the quarter continue to demonstrate the early impact of the many actions we are taking to enhance Eastern’s operating efficiency, reduce costs and strengthen the Company’s focus on delivering value to shareholders. On a sequential quarter basis, gross margin increased from 21% to 22%. On a year-over-year basis, our backlog as of July 1, 2023 was down 9% to $75.3 million as we continue optimizing our supply chain to reduce past due orders and transition from old to new programs with our commercial vehicle and automotive customers and increased shipments to our customers.”

“For Q2 2023, net income from continuing operations was $1.4 million, or $0.22 per diluted share, compared to net income from continuing operations of $3.7 million, or $0.59 per diluted share, for the comparable period in 2022, and non-GAAP adjusted net income from continuing operations was $2.5 million, or $0.40 per diluted share, compared to adjusted net income from continuing operations of $3.7 million, or $0.59 per diluted share, for Q2 2022. Although industry conditions are currently mixed, we continue to believe our initiatives, including ongoing portfolio optimization, improved pricing, and successful cost recovery actions, will have a positive impact on Eastern’s financial performance and set us on a sustainable path for growth. We expect their impact to be particularly noticeable beginning in the second half of 2023.”

Mr. Hernandez concluded, “Our balance sheet continues to strengthen. During the first six months of 2023 we also increased our cash flow from operations by $16 million compared to the same period in 2022. With this cash flow we paid down $5 million of debt during the second quarter and nearly $10 million year to date. As part of our disciplined operations strategy, we intend to continue to aggressively pay down our debt in order to increase our capacity for our fourth pillar of adding accretive acquisitions to our portfolio of companies. At the end of the second quarter, our senior net leverage ratio was 1.95 to 1. In 2018, our Board of Directors authorized a common stock repurchase program for the repurchase of up to 200,000 shares of company common stock, As of July 1, 2023, the Company has 60,000 shares remaining to be repurchased."

Second Quarter and Six Months Ended July 1, 2023 Financial Results

Net sales in the second quarter of 2023 decreased 2% to $68.3 million from $69.5 million in the corresponding period in 2022. Net sales for the first six months of 2023 increased by 2% to $140.8 million from $138.6 million in the corresponding period last year. Sales decreased in the second quarter of 2023 primarily due to lower demand for returnable transport packaging products. Sales increased for the first six months of 2023 compared to the first six months of 2022 primarily due to increased demand for truck accessories products as well as increased demand from distributors. Our backlog as of July 1, 2023 was down 9% to $75.3 million from $82.8 million as of July 2, 2022 as we continued to optimize our supply chain to reduce past due orders and transition from old to new programs with our commercial vehicle and automotive customers and increased shipments to customers.

3 ENTERPRISE DRIVE, SUITE 408, SHELTON, CONNECTICUT  06484

PHONE (203) 729 - 2255  *  FAX (203) 723 - 8653  *  WWW.EASTERNCOMPANY.COM

Gross margin as a percentage of sales was 22% in the second quarter and 22% in the first six months of 2023 compared to 23% in the second quarter and 22% in the first six months of 2022. Gross margin improved by 1% in the second quarter as compared to the first quarter of 2023.

Selling and administrative expense increased $1.1 million, or 11%, in the second quarter of 2023 when compared to the second quarter of 2022 primarily due to legal, professional, and selling costs and payroll-related expenses. Selling and administrative expenses increased $3.2 million, or 16% in the first six months of 2023 when compared to the corresponding period in 2022 primarily due to severance and other accrued compensation expenses of $1.8 million related to the elimination of the Chief Operating Officer position and the departure of our previous Chief Executive Officer during the first quarter of 2023 and legal, professional, and selling costs and payroll-related expenses during the first six months of 2023. The increase in selling expenses reflects both the increase in sales during the first six months ended 2023 as well as our investments in sales capabilities.

Other income decreased $0.3 million in the second quarter of 2023 and decreased $1.4 million in the first six months of 2023 compared to the corresponding periods in 2022. The decrease in other income of $0.3 million in the second quarter of 2023 was primarily driven by unfavorable pension costs of $0.3 million in the second quarter of 2023, while in the second quarter of 2022 the company had a favorable pension cost adjustment of $0.4 million, $1.4 million expense associated with the closure of Associated Toolmakers, Ltd., partially offset by a $1.6 million favorable adjustment for the final settlement of our swap agreement with Santander Bank, N.A. (“Santander”). The decrease in other income of $1.4 million for the first six months of 2023 when compared to the corresponding period in 2022 was primarily driven by unfavorable pension costs of $0.6 million for the first six months of 2023, while in the first six months of 2022 the Company had favorable pension cost adjustments of $0.9 million, $1.4 million expense associated with the closure of Associated Toolmakers, Ltd., and an unfavorable working capital adjustment of $0.4 million in the first quarter of 2023 related to the sale of the Greenwald business, partially offset by a $1.6 million favorable adjustment for the final settlement of our swap agreement with Santander, while in the first quarter of 2022 the Company had a loss on the sale of the Wheeling, IL building of $0.3 million.

Net income from continuing operations for the second quarter of 2023 was $1.4 million, or $0.22 per diluted share, compared to net income from continuing operations of $3.7 million, or $0.59 per diluted share, for the comparable period in 2022. In the first six months of 2023 net income was $2.0 million, or $0.32 per diluted share, compared to net income of $6.4 million, or $1.02 per diluted share, for the comparable period in 2022.

Adjusted net income from continuing operations (a non-GAAP measure) for the second quarter of fiscal 2023 was $2.5 million, or $0.40 per diluted share, compared to adjusted net income from continuing operations of $3.7 million, or $0.59 per diluted share, for the comparable period in 2022. For the six months ended July 1, 2023, adjusted net income from continuing operations was $4.7 million, or $0.76 per diluted share, compared to $6.6 million, or $1.05 per diluted share, for the comparable period in 2022. Adjusted EBITDA from continuing operations (a non-GAAP measure) for the second quarter of fiscal 2023 was $5.9 million compared to adjusted EBITDA from continuing operations of $7.2 million for the second quarter of 2022. For the six months ended July 1, 2023, adjusted EBITDA from continuing operations was $11.5 million compared to adjusted EBITDA from continuing operations of $13.3 million for the 2022 period. See “Non-GAAP Financial Measures” below and the reconciliation table accompanying this release.

Conference Call and Webcast

The Eastern Company will host a conference call to discuss its results for the second quarter of 2023 and other matters on Wednesday, August 9, 2023, at 11:00 AM Eastern Time. Participants can access the conference call by phone at 888-506-0062 (toll-free in the US and Canada) or 973-528-0011 (international), using access code 759107. Participants can also join via the web at https://www.webcaster4.com/Webcast/Page/1757/48628.

About The Eastern Company

The Eastern Company manages industrial businesses that design, manufacture and sell unique engineered solutions to markets. Eastern’s businesses operate in industries that offer long-term macroeconomic growth opportunities. The Company operates from locations in the U.S., Canada, Mexico, Taiwan, and China. More information on the Company can be found at www.easterncompany.com.

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Safe Harbor for Forward-Looking Statements

Statements contained in this release that are not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “would,” “should,” “could,” “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” “plan,” “potential,” “opportunities,” or similar terms or variations of those terms or the negative of those terms. There are many factors that affect the Company’s business and the results of its operations and that may cause the actual results of operations in future periods to differ materially from those currently expected or anticipated. These factors include the impact of the COVID-19 pandemic and resulting economic effects, the impact of higher raw material and component costs and cost inflation, supply chain disruptions and shortages, particularly with respect to steel, plastics, scrap iron, zinc, copper and electronic components, rising interest rates, delays in delivery of our products to our customers, the impact of global economic conditions on demand for our products, including the impact, length and degree of economic downturns on the customers and markets we serve, reductions in production levels, the availability, terms and cost of financing, including borrowings under credit arrangements or agreements, the potential impact of bank failures on our ability to access financing or capital markets, and the impact of market conditions on pension plan funded status. Other factors include, but are not limited to: restrictions on operating flexibility imposed by the agreement governing our credit facility; the effect on interest rates of the replacement of the London Interbank Offered Rate (LIBOR) with a Secured Overnight Financing Rate (SOFR); risks associated with doing business overseas, including fluctuations in exchange rates and the inability to repatriate foreign cash, the impact on cost structure and on economic conditions as a result of actual and threatened increases in trade tariffs and the impact of political, economic and social instability;  the inability to achieve the savings expected from global sourcing of materials;; lower-cost competition; our ability to design, introduce and sell new or updated products and related components; market acceptance of our products;  the inability to attain expected benefits from acquisitions or the inability to effectively integrate such acquisitions and achieve expected synergies; domestic and international economic conditions, including the impact, length and degree of economic downturns on the customers and markets we serve and more specifically conditions in the automotive, construction, aerospace, energy, oil and gas, transportation, electronic, and general industrial markets; costs and liabilities associated with environmental compliance; the impact of climate change or terrorist threats and the possible responses by the U.S. and foreign governments; failure to protect our intellectual property; cyberattacks; materially adverse or unanticipated legal judgments, fines, penalties or settlements; and other risks identified and discussed in Item 1A, Risk Factors, and Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2023, and that may be identified from time to time in our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings we make with the SEC. Although the Company believes it has an appropriate business strategy and the resources necessary for its operations, future revenue and margin trends cannot be reliably predicted and the Company may alter its business strategies to address changing conditions. Also, the Company makes estimates and assumptions that may materially affect reported amounts and disclosures. These relate to valuation allowances for accounts receivable and excess and obsolete inventories, accruals for pensions and other postretirement benefits (including forecasted future cost increases and returns on plan assets), provisions for depreciation (estimating useful lives), uncertain tax positions, and, on occasion, accruals for contingent losses. The Company undertakes no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except as required by law.

Non-GAAP Financial Measures

The non-GAAP financial measures we provide in this release should be viewed in addition to, and not as an alternative for, results prepared in accordance with U.S. GAAP.

To supplement the consolidated financial statements prepared in accordance with U.S. GAAP, we have presented Adjusted Net Income from Continuing Operations, Adjusted Earnings Per Share from Continuing Operations and Adjusted EBITDA from Continuing Operations, which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable U.S. GAAP financial measures, such as net sales, net income from continuing operations, diluted earnings per share from continuing operations, or other measures prescribed by U.S. GAAP, and there are limitations to using non-GAAP financial measures.

Adjusted Net Income from Continuing Operations is defined as net income from continuing operations excluding, when incurred, gains or losses that we do not believe reflect our ongoing operations, including, for example, the impacts of impairment losses, gains/losses on the sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring costs.  Adjusted Net Income from Continuing Operations is a tool that can assist management and investors in comparing our performance on a consistent basis across periods by removing the impact of certain items that management believes do not directly reflect our underlying operating performance.

Adjusted Earnings Per Share from Continuing Operations is defined as earnings per share from continuing operations excluding, when incurred, certain per share gains or losses that we do not believe reflect our ongoing operations, including, for example, the impacts of impairment losses, gains/losses on the sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring costs.  We believe that Adjusted Earnings Per Diluted Share from Continuing Operations provides important comparability of underlying operational results, allowing investors and management to access operating performance on a consistent basis from period to period.

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Adjusted EBITDA from Continuing Operations is defined as net income from continuing operations before interest expense, provision for income taxes, and depreciation and amortization and excluding, when incurred, the impacts of certain losses or gains that we do not believe reflect our ongoing operations, including, for example, impairment losses, gains/losses on sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring expenses.  Adjusted EBITDA from Continuing Operations is a tool that can assist management and investors in comparing our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our underlying operations.

Management uses such measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. These financial measures should not be considered in isolation from, or as a replacement for, U.S. GAAP financial measures.

We believe that presenting non-GAAP financial measures in addition to U.S. GAAP financial measures provides investors greater transparency to the information used by our management for its financial and operational decision-making. We further believe that providing this information better enables our investors to understand our operating performance and to evaluate the methodology used by management to evaluate and measure such performance.

Investor Relations Contacts

The Eastern Company

Mark Hernandez or Nicholas Vlahos

203-729-2255

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THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended		Six Months Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
Net sales	$68,337,790	$69,540,054	$140,833,158	$138,554,702
Cost of products sold	(53,189,948)	(53,552,232)	(110,187,615)	(107,991,200)
Gross margin	15,147,842	15,987,822	30,645,543	30,563,502

Product development expense	(1,431,110)	(959,364)	(2,832,309)	(2,156,372)
Selling general and administrative expenses	(11,289,037)	(10,141,815)	(23,226,674)	(20,007,429)
Operating profit	2,427,695	4,886,643	4,586,560	8,399,701

Interest expense	(781,104)	(503,787)	(1,507,110)	(938,121)
Other income (expense)	252,180	511,810	(378,520)	1,000,330
Income from continuing operations before income taxes	1,898,771	4,894,666	2,700,930	8,461,910

Income tax expense	(499,564)	(1,193,877)	(694,409)	(2,075,002)
Net income from continuing operations	1,399,207	3,700,789	2,006,521	6,386,908

Discontinued Operations (see note B)
Gain from operations of discontinued operations	-	459,563	-	930,749
Income tax expense	-	(123,737)	-	(250,604)
Gain from discontinued operations	-	335,826	-	680,145

Net income	$1,399,207	$4,036,615	$2,006,521	$7,067,053

Earnings per share from continuing operations:
Basic	$0.22	$0.59	$0.32	$1.02

Diluted	$0.22	$0.59	$0.32	$1.02

Earnings per share from discontinued operations:
Basic	$-	$0.06	$-	$0.11

Diluted	$-	$0.06	$-	$0.11

Total earnings per share:
Basic	$0.22	$0.65	$0.32	$1.13

Diluted	$0.22	$0.65	$0.32	$1.13

Cash dividends per share:	$0.11	$0.11	$0.22	$0.22

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THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	July 1, 2023	December 31, 2022
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$13,204,674	$10,187,522
Accounts receivable, less allowances: 2023 - $601,516; 2022 - $677,000	41,983,715	42,886,250
Inventories	57,536,157	64,636,591
Current portion of notes receivable	168,160	1,006,421
Prepaid expenses and other assets	6,172,162	6,598,774
Total Current Assets	119,064,868	125,315,558

Property, Plant and Equipment	57,338,192	56,112,889
Accumulated depreciation	(31,228,575)	(30,000,797)
Property, Plant and Equipment, Net	26,109,617	26,112,092

Goodwill	70,810,947	70,777,459
Trademarks	5,514,956	5,514,886
Patents and other intangibles net of accumulated amortization	17,058,089	18,819,897
Long term notes receivable, less current portion	876,427	2,276,631
Deferred Income Taxes	488,989	488,989
Right of Use Assets	16,621,564	12,217,521
Total Other Assets	111,370,972	110,095,383

TOTAL ASSETS	$256,545,457	$261,523,033

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THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	July 1, 2023	December 31, 2022
	(unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$27,010,990	$27,638,317
Accrued compensation	3,758,455	3,327,832
Other accrued expenses	3,683,882	3,944,964
Current portion of operating lease liability	3,583,505	3,059,547
Current portion of finance lease liability	152,253	-
Current portion of long-term debt	3,011,829	9,010,793
Total Current Liabilities	41,200,914	46,981,453

Other long-term liabilities	754,763	754,762
Operating lease liability, less current portion	13,038,059	9,195,205
Finance lease liability, less current portion	836,445	-
Long-term debt, less current portion	51,379,405	55,136,231
Accrued postretirement benefits	664,710	666,222
Accrued pension cost	22,448,575	22,174,465
Total Liabilities	130,322,871	134,908,338

Shareholders’ Equity
Voting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Nonvoting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Common Stock, no par value, Authorized: 50,000,000 shares	33,596,350	33,586,165
Issued: 9,072,761 shares at 2023 and 9,056,421 shares at 2022
Outstanding: 6,238,316 shares at 2023 and 6,221,976 shares at 2022
Treasury Stock: 2,834,445 shares at 2023 and 2,834,445 shares at 2022	(22,544,685)	(22,544,684)
Retained earnings	139,622,432	138,985,852
Accumulated other comprehensive loss:
Foreign currency translation	(1,235,435)	(1,140,978)
Unrealized gain on interest rate swap, net of tax	-	1,449,754
Unrecognized net pension and postretirement benefit costs, net of tax	(23,216,076)	(23,721,414)
Accumulated other comprehensive loss	(24,451,511)	(23,412,638)
Total Shareholders’ Equity	126,222,586	126,614,695
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$256,545,457	$261,523,033

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THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended
	July 1, 2023	July 2, 2022
Operating Activities
Net income	$2,006,521	$7,067,053
Less: gain from discontinued operations	-	680,145
Income from continuing operations	$2,006,521	$6,386,908
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	3,621,126	3,632,317
Unrecognized pension and postretirement benefits	656,655	81,210
Loss on sale of equipment and other assets	318,775	276,250
Provision for doubtful accounts	(16,731)	39,437
Stock compensation expense	10,185	414,619
Changes in operating assets and liabilities:
Accounts receivable	918,871	(3,302,349)
Inventories	7,711,536	(5,237,113)
Prepaid expenses and other	562,548	(1,228,182)
Other assets	163,077	58,576
Accounts payable	(953,660)	(100,497)
Accrued compensation	(165,590)	(1,711,069)
Other accrued expenses	(1,274,858)	(1,812,968)
Net cash provided by (used in) operating activities	13,558,455	(2,502,862)

Investing Activities
Business Acquisition	(547,638)	-
Payments received from notes receivable	2,309,236	428,832
Proceeds from sale of equipment	-	1,371,073
Purchases of property, plant and equipment	(1,978,784)	(1,140,728)
Net cash (used in) provided by investing activities	(217,186)	659,177

Financing Activities
Principal payments on long-term debt	(69,248,743)	(3,767,866)
Principal payments on short-term borrowing (revolver)	(252,025)	-
Proceeds from short term borrowings (revolver)	-	10,000,000
Proceeds from new long-term debt financing	60,000,000	-
Financing leases, net	674,558	(126,547)
Purchase common stock for treasury	-	(1,423,378)
Dividends paid	(1,369,941)	(1,372,101)
Net cash (used in) provided by financing activities	(10,196,151)	3,310,108

Discontinued Operations
Cash used in operating activities	-	(717,668)
Cash used in discontinued operations	-	(717,668)

Effect of exchange rate changes on cash	(127,966)	(160,653)
Net change in cash and cash equivalents	3,017,152	588,103

Cash and cash equivalents at beginning of period	10,187,522	6,602,429
Cash and cash equivalents at end of period [1]	$13,204,674	$7,190,532

Supplemental disclosure of cash flow information:
Interest	$1,364,527	$1,012,157
Income taxes	315,120	1,647,375

Non-cash investing and financing activities
Right of use asset	4,404,043	1,694,711
Lease liability	(5,355,510)	(1,595,081)

1 includes cash from assets held for sale of $0.1 million as of July 2, 2022

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Reconciliation of Non-GAAP Measures
Adjusted Net Income and EPS from Continuing Operations Calculation
For the Three and Six Months ended July 1, 2023 and July 2, 2022
($000's)

	Three Months Ended			Six Months Ended
	July 1, 2023		July 2, 2022	July 1, 2023		July 2, 2022
Net income from continuing operations as reported per generally accepted accounting principles (GAAP)	$1,399		$3,701	$2,007		$6,387

Earnings per share from continuing operations as reported under generally accepted accounting principles (GAAP):

Basic	$0.22		$0.59	$0.32		$1.02
Diluted	$0.22		$0.59	$0.32		$1.02

Adjustments:
Loss on sale of Wheeling, IL building, net of tax	-		-			202	A
Severance and accrued compensation, net of tax				1,349	B
Greenwald final sale adjustment				293	C
Associated Toolmakers, Ltd. closure, net of tax	1,086	D		1,086	D

Total adjustments (non-GAAP)	$1,086		$-	$2,728		$202

Adjusted net income from continuing operations (non-GAAP)	$2,485		$3,701	$4,735		$6,589

Adjusted earnings per share from continuing operations (non-GAAP):

Basic	$0.40		$0.59	$0.76		$1.06
Diluted	$0.40		$0.59	$0.76		$1.05

A)	Loss on sale of ILC building in Wheeling, IL
B)	Severance expenses associated with accrued compensation and severance related to the elimination of the Chief Operating Officer position and the departure of the former Chief Executive Officer
C)	Final settlement of working capital adjustment associated with Greenwald sale
D)	Associated Toolmakers, Ltd. closure costs

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Reconciliation of Non-GAAP Measures
Adjusted EBITDA from Continuing Operations Calculation
For the Three and Six Months ended July 1, 2023 and July 2, 2022
($000's)

	Three Months Ended			Six Months Ended
	July 1, 2023		July 2, 2022	July 1, 2023		July 2, 2022

Net income from continuing operations as reported per generally accepted accounting principles (GAAP)	$1,399		$3,701	$2,007		$6,387

Interest expense	781		504	1,507		938
Provision for income taxes	500		1,194	694		2,075
Depreciation and amortization	1,806		1,803	3,621		3,633
Loss on sale of Wheeling, IL building	-		-			269	A
Severance and accrued compensation, net of tax				1,799	B
Greenwald final sale adjustment				390	C
Associated Toolmakers, Ltd. closure	1,448	D		1,448	D

Adjusted EBITDA from continuing operations	$5,934		$7,202	$11,466		$13,302

A)	Loss on sale of ILC building in Wheeling, IL
B)	Severance expenses associated with accrued compensation and severance related to the elimination of the Chief Operating Officer position and the departure of the former Chief Executive Officer
C)	Final settlement of working capital adjustment associated with Greenwald sale
D)	Associated Toolmakers, Ltd. closure costs

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